Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2019, except for the section entitled “Forward Stock Split” in Note 17, as to which the date is June 10, 2019, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-231754) and related Prospectus of Prevail Therapeutics Inc. for the registration of 8,455,950 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

June 10, 2019